UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  For the quarterly period ended September 30, 2010

American Standard Energy Corp.
(Exact name of registrant as specified in its charter)

Delaware	333-132948	20-2791397
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 East Rio Salado Parkway
Suite 900
Tempe, Arizona 85281
(Address of principal executive offices) (Zip Code)

(480) 366-5818
(Registrant’s telephone number, including area code)

Famous Uncle Al’s Hot Dogs & Grille, Inc.
282 Katonah Ave, Suite 137
Katonah NY 10536
(Former name or former address, if changed since last report)

Copies to:
Kristina L. Trauger, Esq.
Gary S. Eaton, Esq.
Anslow & Jaclin,  LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
(732) 409-1212

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Explanation of Financial Statement Submission

As more fully described in the Form 8-K filed October 4, 2010, we, formerly known as Uncle Al’s Famous Hot Dogs & Grille, Inc. (the “Company”), acquired American Standard Energy Corp., a Nevada Corporation (“American Standard NV”), an oil exploration and production company, in accordance with a Share Exchange Agreement dated October 1, 2010.  The closing of the transaction took place on October 1, 2010 when the Company acquired 100% of the outstanding shares of common stock of American Standard NV and additional consideration of $25,000 from the America Standard NV shareholders.  In exchange for the American Standard NV stock and the additional consideration, the American Standard NV shareholders were issued 21,999,997 of the Company common stock (the “Exchange Shares”) representing approximately 86.1% of the Company’s common stock on a fully diluted basis. This transaction was accounted for as a reverse merger with American Standard NV as the accounting acquirer. Accordingly, the financial statements of American Standard NV will become the historical financial statements of the Company going forward post-transaction.

As a result of the timing of the closing date, the Company will report a 10-Q filing that will include all of its financial statements, footnotes and management discussion and analysis for the period ended September 30, 2010 in a separate filing with the SEC.  The purpose of this 8-K filing is to provide financial information of American Standard NV for the three and nine months ended September 30, 2010.  All financial statements presented herein are for American Standard NV, and will become the historical financial statements of the Company going forward.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements.  We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology.  Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Current Report on Form 8-K, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  Moreover, we operate in a very competitive and rapidly changing environment.  New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.  All forward-looking statements included in this document are based on information available to us on the date hereof, and we assumes no obligation to update any such forward-looking statements

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K.   Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations.

PART I – FINANCIAL INFORMATION
Item 1.  Combined and Consolidated Financial Statements

American Standard Energy Corp.
Combined and Consolidated Balance Sheets (Unaudited)

	September 30,	December 31,
	2010	2009
Current assets:
Cash and cash equivalents	$159,172	$-
Production accounts receivables – related parties	155,310	62,382
Total current assets	314,482	62,382

Oil and natural gas properties, at cost , successful efforts method:
Unproved properties	7,315,763	1,113,339
Proved properties	3,513,772	3,494,346
	10,829,535	4,607,685
Accumulated depreciation, depletion, and amortization	(1,205,550)	(1,062,505)
Total oil and natural gas properties, net	9,623,985	3,545,180

Total assets	$9,938,467	$3,607,562

Current liabilities:
Accounts payable	$373,306	$-
Accounts payable – related parties	761,795	17,613
Accrued capital expenditures	187,466	-
Accrued capital expenditures - related parties	343,665	-
Total current liabilities	1,666,232	17,613

Asset retirement obligations	65,207	69,388
Total liabilities	1,731,439	87,001
Commitments and Contingencies
Stockholders’ equity:
Parent net investment	-	4,111,102
Common Stock, $.001 par value, 11,000,000 shares authorized, 10,780,003 shares issued and outstanding at September 30, 2010	10,780	-
Additional paid-in capital	13,252,729	-
Retained deficit	(5,056,481)	(590,541)
Total stockholders' equity	8,207,028	3,520,561

Total liabilities and stockholders' equity	9,938,467	$3,607,562

The accompanying notes are an integral part of these combined and consolidated financial statements.

American Standard Energy Corp.
Combined and Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Oil and natural gas revenues	$163,821	$167,706	$481,301	$472,174

Operating costs and expenses:
Oil and natural gas production	124,960	86,552	324,350	236,945
Exploration expenses	-	229,928	247,463	229,928
Depreciation, depletion and amortization	47,184	79,372	143,046	184,638
Accretion of asset retirement obligations	1,141	757	4,372	2,270
General and administrative	431,519	31,892	520,448	89,388
Non-cash stock compensation expense	508,670	-	3,707,562	-
Total operating costs and expenses	1,113,474	428,501	4,947,241	743,169

Loss from operations before income taxes	(949,653)	(260,795)	(4,465,940)	(270,995)

Income tax benefit	96,228	-	-	-

Net loss	$(853,425)	$(260,795)	$(4,465,940)	$(270,995)

Pro forma for change in tax status (Unaudited) see Note F:
Income before taxes	$(949,653)	$(260,795)	$(4,465,940)	$(270,995)
Pro forma income tax benefit	22,000	88,000	-	92,000
Pro forma net loss	$(927,653)	$(172,795)	$(4,465,940)	$(178,995)

The accompanying notes are an integral part of these combined and consolidated financial statements.

American Standard Energy Corp.
Combined and Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,465,940)	$(270,995)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	143,046	184,638
Accretion of asset retirement obligations	4,372	2,270
Exploration expenses	247,463	229,928
Non-cash stock compensation expense	3,707,562	-
Changes in operating assets and liabilities:
Production accounts receivable	(92,928)	939
Accounts payable and accrued liabilities-related parties	1,117,488	(18,045)
Net cash provided by operating activities	661,063	128,735

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures on oil and natural gas properties	(5,946,736)	(621,305)
Net cash used in investing activities	(5,946,736)	(621,305)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from changes in predecessor parent equity	3,104,837	492,570
Net proceeds from the sale of common stock	2,340,008	-
Net cash provided by financing activities	5,444,845	492,570

Net increase in cash and cash equivalents	159,172	-

Cash and cash equivalents at beginning of period	-	-

Cash and cash equivalents at end of period	$159,172	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Accrued capital expenditures on oil and natural gas	$531,131	$-
Transfer of parent net investment to additional paid-in capital	$7,215,939	$-
Additions to oil and gas properties asset retirement obligation	$(8,553)	$-

The accompanying notes are an integral part of these combined and consolidated financial statements.

American Standard Energy Corp.
Combined and Consolidated Statements of Changes in Stockholders' Equity (Unaudited)
Nine months ended September 30, 2010

	Common Stock		Additional Paid-In	Retained	XOG Group Net	Total Stockholders'
	Shares	Amount	Capital	Deficit	Investment	Equity

Balance as of December 31, 2009	-	$-	$-	$(590,541)	$4,111,102	$3,520,561
Transfer to/from XOG Group, net	-	-	-	-	3,104,837	3,104,837
Transfer of XOG Group net investment to additional paid-in capital	-	-	7,215,939	-	(7,215,939)	-
Issuance of common stock in exchange for oil and gas properties	8,000,000	8,000	(8,000)	-	-	-
Issuance of common stock for compensation	2,000,000	2,000	3,105,497	-	-	3,107,497
Issuance of common stock for cash	780,003	780	2,339,228	-	-	2,340,008
Stock option expense	-	-	600,065	-	-	600,065
Net loss	-	-	-	(4,465,940)	-	(4,465,940)
Balance as of September 30, 2010 (Unaudited)	10,780,003	$10,780	$13,252,729	$(5,056,481)	$-	$8,207,028

The accompanying notes are an integral part of these combined and consolidated financial statements.

American Standard Energy Corp.
Notes to Combined and Consolidated Financial Statements (Unaudited)

Note A. Organization and Nature of Operations

American Standard Energy Corp. (“ASEC” or the "Company") is a Nevada corporation formed on April 2, 2010. The Company's principal business is the acquisition, development and exploration of oil and natural gas properties primarily in Texas and the Northern Regions of the U.S.

Note B. Summary of Significant Accounting Policies

Formation of the Company and Separation from XOG Group. American Standard Energy Corp. was formed on April 2, 2010 for the purpose of acquiring certain oil and gas properties (the "Business") from Geronimo Holding Corporation, a Texas S Corporation (“Geronimo”), XOG Operating, LLC (“XOG”) and CLW South Texas 2008, LLP (“CLW”) (collectively, the "XOG Group").

On May 1, 2010, the XOG Group separated certain oil and gas properties from their operations by contributing the Business to the Company in return for 80% of the common stock of ASEC, all remaining shares were retained as founder’s shares, of which a portion are part of the compensation package of the ongoing executive team of ASEC, and will be restricted over the next four years. The acquisition of the Business from the XOG Group was a transaction under common control and accordingly, the Company recognized the assets and liabilities acquired from the XOG Group at their historical carrying values and no goodwill or other intangible assets were recognized.

Basis of Presentation. The accompanying combined and consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company began operations on May 1, 2010 following the acquisition of the Business from the XOG Group. For the periods prior to May 1, 2010, the financial statements have been prepared on a “carve-out” basis from the XOG Group’s combined financial statements using historical results of operations, assets and liabilities attributable to the Business including allocations of expenses from the XOG Group. The carve-out presentation basis reflects the fact that the Business represents a portion of the XOG Group and does not constitute a separate legal entity. The combined financial statements including the carve out Business may not be indicative of the Company’s future performance and may not reflect what its results of operations, financial position and cash flows would have been had the Company operated as an independent company during all of the periods presented. To the extent that an asset, liability, revenue or expense is directly associated with the Business or the Company, it is reflected in the accompanying combined and consolidated financial statements.

Prior to the May 1, 2010 contribution from the XOG Group, the XOG Group provided certain corporate functions to the Business and costs associated with these functions were allocated to the Business. These functions included executive management, oil and gas property management, information technology, tax, insurance, accounting, legal and treasury services. The costs of such services were allocated to the Business based on the most relevant allocation method to the service provided, primarily based on relative net book value of assets. Management believes such allocations are reasonable; however, they may not be indicative of the actual expense that would have been incurred had the Business been operating as an independent company for all of the periods presented. The charges for these functions are included primarily in general and administrative expenses.

Prior to the May 1, 2010 contribution from the XOG Group, the Company’s net XOG Group investment represented the XOG Group’s interest in the recorded net assets of the Business. The net XOG Group investment balance represented the cumulative net investment by the XOG Group in the Business through April 30, 2010.

American Standard Energy Corp.
Notes to Combined and Consolidated Financial Statements (Unaudited)

Use of Estimates in the Preparation of Financial Statements. Preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates. Depletion of oil and natural gas properties are determined using estimates of proved oil and natural gas reserves. There are numerous uncertainties inherent in the estimation of quantities of proved reserves and in the projection of future rates of production and the timing of development expenditures. Similarly, evaluations for impairment of proved and unproved oil and natural gas properties are subject to numerous uncertainties including, among others, estimates of future recoverable reserves and commodity price outlooks. Other significant estimates include, but are not limited to, the asset retirement obligations and fair value of stock-based compensation.

Accounts Receivable. The Company, through XOG, sells oil and natural gas to oil and gas purchasers. These receivables are generally unsecured. The Company determines allowances based on management's assessment of the creditworthiness of the purchaser. Receivables are considered past due if full payment is not received by the contractual due date. Past due accounts will be generally written off against the allowance for doubtful accounts only after all collection attempts have been exhausted.

Oil and Natural Gas Properties. The Company utilizes the successful efforts method of accounting for its oil and natural gas properties. Under this method, all costs associated with productive wells and nonproductive development wells are capitalized, while nonproductive exploration costs are expensed. Capitalized acquisition costs relating to proved properties are depleted using the unit-of-production method based on total proved reserves. The depletion of capitalized drilling and development costs is based on the unit-of-production method using proved developed reserves on a field basis.

Proceeds from the sales of individual properties and the capitalized costs of individual properties sold or abandoned are credited and charged, respectively, to accumulated depletion. Generally, no gain or loss is recognized until the entire amortization base is sold. However, a gain or loss is recognized from the sale of less than an entire amortization base if the disposition is significant enough to materially impact the depletion rate of the remaining properties in the amortization base. Ordinary maintenance and repair costs are expensed as incurred.

Costs of significant nonproducing properties, wells in the process of being drilled and development projects are excluded from depletion until such time as the related project is developed and proved reserves are established or impairment is determined. These unproved oil and natural gas properties are periodically assessed for impairment by considering future drilling plans, the results of exploration activities, commodity price outlooks, planned future sales or expiration of all or a portion of such projects.

American Standard Energy Corp.
Notes to Combined and Consolidated Financial Statements (Unaudited)

The Company reviews its long-lived assets to be held and used, including proved oil and natural gas properties, whenever events or circumstances indicate that the carrying value of those assets may not be recoverable. An impairment loss is indicated if the sum of the expected undiscounted future cash flows is less than the carrying amount of the assets. In this circumstance, the Company would recognize an impairment loss for the amount by which the carrying amount of the asset exceeds the estimated fair value of the asset. The Company reviews its oil and natural gas properties by amortization base or by individual well for those wells not constituting part of an amortization base. For each property determined to be impaired, an impairment loss equal to the difference between the carrying value of the properties and the estimated fair value (discounted future cash flows) of the properties would be recognized at that time. Estimating future cash flows involves the use of judgments, including estimation of the proved and unproved oil and natural gas reserve quantities, timing of development and production, expected future commodity prices, capital expenditures and production costs.

Environmental. The Company is subject to extensive federal, state and local environmental laws and regulations. These laws, which are often changing, regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites. Environmental expenditures are expensed. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefits are expensed. Liabilities for expenditures of a noncapital nature are recorded when environmental assessment and/or remediation is probable and the costs can be reasonably estimated. Such liabilities are generally undiscounted unless the timing of cash payments is fixed and readily determinable.

Oil and Natural Gas Sales and Imbalances. Oil and natural gas revenues are recorded at the time of delivery of such products to pipelines for the account of the purchaser or at the time of physical transfer of such products to the purchaser. The Company follows the sales method of accounting for oil and natural gas sales, recognizing revenues based on the Company's share of actual proceeds from the oil and natural gas sold to purchasers. Oil and natural gas imbalances are generated on properties for which two or more owners have the right to take production "in-kind" and, in doing so, take more or less than their respective entitled percentage. For the nine months ended September 30, 2010 and 2009, the Company did not have any significant oil and natural gas imbalances.

Asset Retirement Obligations. The Company records the fair value of a liability for an asset retirement obligation in the period in which it is incurred and a corresponding increase in the carrying amount of the related oil and gas properties. Subsequently, the asset retirement cost included in the carrying amount is allocated to expense through depreciation, depletion and amortization. Changes in the liability due to passage of time are recognized as an increase in the carrying amount of the liability and as corresponding accretion expense.

General and Administrative Expense. The accompanying combined and consolidated financial statements in part represent the actual historical revenues, expenses, assets, liabilities, and other financial data of the assets of ASEC while owned by the XOG Group through May 1, 2010. In addition to the direct revenues and expenses of the Business, the Company has included an allocated portion of the actual costs incurred by the XOG Group for General and Administrative (“G&A”) expenses in the accompanying combined and consolidated financial statements. These allocated costs are intended to provide the reader with a reasonable approximation of what historical administrative costs would have been for these assets and operations in the event those assets had existed as a stand-alone company outside the legal structure of the XOG Group.

Any future costs for general and administrative expenses may not necessarily correlate to nor reflect directly or indirectly the cost relationships presented. A wide range of formulas for G&A allocation were considered by the management of ASEC.  It is the view of management that the most accurate and transparent method of allocating G&A expenses is the historical cost basis of the Business, divided by the cost basis of the total oil and gas assets of the XOG Group.  Using this method, G&A expense allocated to ASEC for the three months ended September 30, 2010 and 2009, was approximately $0 and $32,000, respectively, and for the nine months ended September 30, 2010 and 2009, was $60,000 and $89,000, respectively.

Stock-Based Compensation.   From time to time, the Company exchanges its equity instruments for services and incurs liabilities that are based on the fair value of the Company's equity instruments or that may be settled by the issuance of those equity instruments in exchange for the services. The cost of the services received in exchange for equity instruments, including stock options, is measured based on the grant-date fair value of those instruments. That cost is recognized as compensation expense over the requisite service period (generally the vesting period).

American Standard Energy Corp.
Notes to Combined and Consolidated Financial Statements (Unaudited)

Income Taxes.    Prior to the contribution of the Business by the XOG Group on May 1, 2010, the Business was part of pass-through entities for taxation.  As a result, the historical financial statements of the Business do not present any tax expenses, liabilities or assets until May 1, 2010.  Tax provisions from May 1, 2010 through September 30, 2010, are fully incorporated and presented in the combined and consolidated financial statements.  At May 1, 2010, a conversion event occurred from a non-taxable to a taxable entity and accordingly a cumulative adjustment for the difference in tax and GAAP tax reporting was recorded in the amount of an $845,000 deferred tax liability. Pro forma income taxes in the statements of operations for all periods presented reflect income tax expense or benefit resulting from income or losses before taxes, as if the Business had been included in a C corporation prior to May 1, 2010.

Subsequent to the contribution of the Business by the XOG Group on May 1, 2010, the Company recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in income in the period that includes the enactment date. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that the related tax benefits will not be realized.

The Company evaluates uncertain tax positions for recognition and measurement in the consolidated financial statements. To recognize a tax position, the Company determines whether it is more likely than not that the tax positions will be sustained upon examination, including resolution of any related appeals or litigation, based on the technical merits of the position. A tax position that meets the more likely than not threshold is measured to determine the amount of benefit to be recognized in the consolidated financial statements. The amount of tax benefit recognized with respect to any tax position is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon settlement. The Company had no uncertain tax positions that required recognition in the accompanying financial statements. Any interest or penalties would be recognized as a component of income tax expense.

Fair Value of Financial Instruments.   The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between two willing parties. The carrying amount of cash, restricted cash, accounts receivable, accounts payable and accrued liabilities approximates fair value because of the short maturity of these instruments.

Interim Financial Statements.  The combined and consolidated financial statements as of and for the three months and nine months ended September 30, 2010 and 2009, are unaudited. In the opinion of management, such financial statements include the adjustments and accruals which are necessary for a fair presentation of the results for the interim periods. These interim results are not necessarily indicative of results for a full year. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted in these financial statements as of and for the three months and nine months ended September 30, 2010 and 2009.

Recent Accounting Pronouncements.
Codification.  In September 2009, the Financial Accounting Standards Board ("FASB" or the "Board") issued the Accounting Standards Codification (the "Codification" or "ASC") which has become the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles ("GAAP"). All existing accounting standard documents are superseded by the Codification and any accounting literature not included in the Codification will not be authoritative.

American Standard Energy Corp.
Notes to Combined and Consolidated Financial Statements (Unaudited)

However, rules and interpretive releases of the United States Securities and Exchange Commission (the "SEC") issued under the authority of federal securities laws will continue to be the source of authoritative generally accepted accounting principles for SEC registrants. Effective September 30, 2009, there are no references are made to the superseded FASB standards in the Company's consolidated financial statements. The Codification does not change or alter existing GAAP and, therefore, did not have an impact on the Company's financial position, results of operations or cash flows.

Business Combinations.   In December 2007, the FASB issued a revision to the existing business combinations guidance. The guidance establishes principles and requirements for how an acquirer recognizes and measures the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquiree and the goodwill acquired. It also establishes disclosure requirements that enable users to evaluate the nature and financial effects of the business combination. The revised standard was effective for acquisitions occurring in an entity's fiscal year beginning after December 15, 2008. The Company and the XOG Group adopted the standard effective January 1, 2009, and accounts for all its business combinations using this standard and discloses all required information.

Fair value.   In August 2009, the FASB issued an update to the Fair Value Topic of the Codification. The FASB issued the update because some entities have expressed concern that there may be a lack of observable market information to measure the fair value of a liability. The topic was effective for the first reporting period beginning after August 28, 2009, with earlier application permitted. The guidance provides clarification on measuring liabilities at fair value when a quoted price in an active market is not available. In such circumstances, the topic specifies that a valuation technique should be applied that uses either the quote of the liability when traded as an asset, the quoted prices for similar liabilities or similar liabilities when traded as assets, or another valuation technique consistent with existing fair value measurement guidance. Examples of the alternative valuation methods include using a present value technique or a market approach, which is based on the amount at the measurement date that the reporting entity would pay to transfer the identical liability or would receive to enter into the identical liability. The guidance also states that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustments to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The Company adopted the topic effective September 30, 2009, and the adoption did not have a significant impact on the Company's consolidated financial statements.

Oil and natural gas.   In September 2009, the FASB issued an update to the Oil and Gas Topic, which makes a technical correction related to an SEC Observer comment, regarding the accounting and disclosures for natural gas balancing arrangements. The topic amends prior guidance because the SEC staff has not taken a position on whether the entitlements method or sales method is preferable for natural gas-balancing arrangements that do not meet the definition of a derivative.
With the entitlements method, sales revenue is recognized to the extent of each well partner's proportionate share of natural gas sold regardless of which partner sold the natural gas. Under the sales method, sales revenue is recognized for all natural gas sold by a partner even if the partner's ownership is less than 100 % of the natural gas sold.  The Oil and Gas Topic update included an instruction that public companies must account for all significant natural gas imbalances consistently using one accounting method. Both the method and any significant amount of imbalances in units and value should be disclosed in regulatory filings. The Company currently accounts for all natural gas balances under the sales method and makes all required disclosures. For the year ended December 31, 2009, and for the three months and nine months ended September 30, 2010 and 2009, the Company did not have any significant oil and natural gas imbalances.

Reserve estimation.   In January 2010, the FASB issued an update to the Oil and Gas Topic, which aligns the oil and natural gas reserve estimation and disclosure requirements with the requirements in the SEC's final rule, Modernization of the Oil and Gas Reporting Requirements (the "Final Rule"). The Final Rule was issued on December 31, 2008. The Final Rule is intended to provide investors with a more meaningful and comprehensive understanding of oil and natural gas reserves, which should help investors evaluate the relative value of oil and natural gas companies.

American Standard Energy Corp.
Notes to Combined and Consolidated Financial Statements (Unaudited)

The Final Rule permits the use of new technologies to determine proved reserves estimates if those technologies have been demonstrated empirically to lead to reliable conclusions about reserve volume estimates. The Final Rule also allows, but does not require, companies to disclose their probable and possible reserves to investors in documents filed with the SEC. In addition, the new disclosure requirements require companies to: (i) report the independence and qualifications of its reserves preparer or auditor; (ii) file reports when a third party is relied upon to prepare reserves estimates or conduct a reserves audit; and (iii) report oil and natural gas reserves using an average price based upon the prior 12-month period rather than a year-end price. The Final Rule became effective for fiscal years ending on or after December 31, 2009. The Company adopted the ruling effective December 31, 2009, which had the effect of reducing proved reserve quantities by 91 thousand barrels of oil equivalents (MBoe). The Company's fourth quarter 2009 depletion and impairment calculations were based upon proved reserves that were determined using the new reserve rules, whereas depletion and impairment calculations prior to December 31, 2009 were based on the prior SEC methodology.

Fair value.   In January 2010, the FASB issued an update to the Fair Value Topic, which enhances the usefulness of fair value measurements. The amended guidance requires both the disaggregation of information in certain existing disclosures, as well as the inclusion of more robust disclosures about valuation techniques and inputs to recurring and nonrecurring fair value measurements.

The topic amends the disclosures about fair value measurements in the Fair Value Topic as follows:

•
Entities must disclose the amounts of, and reasons for, significant transfers between Level 1 and Level 2, as well as those into and out of Level 3, of the fair value hierarchy. Transfers into a level must be disclosed separately from transfers out of the level. Entities are required to judge the significance of transfers based on earnings and total assets or liabilities or, when changes in fair value are recognized in other comprehensive income, on total equity;

•
Entities must also disclose and consistently follow their policy for when to recognize transfers into and out of the levels, which might be, for example, on the date of the event resulting in the transfer or at the beginning or end of the reporting period;

•
Entities must separately present gross information about purchases, sales, issuances, and settlements in the reconciliation disclosure of Level 3 measurements, which are measurements requiring the use of significant unobservable inputs;

•
For Level 2 and Level 3 measurements, an entity must disclose information about inputs and valuation techniques used in both recurring and nonrecurring fair value measurements. If a valuation technique changes, for example, from a market approach to an income approach, an entity must disclose the change and the reason for it. The amendments include implementation guidance on disclosures of valuation techniques and inputs; and

•
Fair value measurement disclosures must be presented by class of assets and liabilities. Identifying appropriate classes requires judgment, and will often require the disaggregation of assets or liabilities included within a line item on the financial statements. An entity must determine the appropriate classes requiring disclosure based on the nature and risks of the assets and liabilities, their classification in the fair value hierarchy, and the level of disaggregated information required by other U.S. GAAP for specific assets and liabilities, such as derivatives.

The amended guidance does not include the sensitivity disclosures, as had been proposed.

American Standard Energy Corp.
Notes to Combined and Consolidated Financial Statements (Unaudited)

The amended guidance is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disaggregation requirement for the reconciliation disclosure of Level 3 measurements, which is effective for fiscal years beginning after December 15, 2010 and for interim periods within those years. The Company adopted the guidance effective January 1, 2010, and the adoption did not have a significant impact on the Company's consolidated financial statements. The Company has made all required disclosures.

Various topics.   In February 2010, the FASB issued an update to various topics, which eliminated outdated provisions and inconsistencies in the Codification, and clarified certain guidance to reflect the Board's original intent. The update is effective for the first reporting period, including interim periods, beginning after issuance of the update, except for the amendments affecting embedded derivatives and reorganizations. In addition to amending the Codification, the FASB made corresponding changes to the legacy accounting literature to facilitate historical research. These changes are included in an appendix to the update. The Company adopted the update effective January 1, 2010, and the adoption did not have a significant impact on the Company's combined and consolidated financial statements.

Note C.   Asset Retirement Obligations

The Company's asset retirement obligations represent the estimated present value of the estimated cash flows the Company will incur to plug, abandon and remediate its producing properties at the end of their productive lives, in accordance with applicable state laws. The Company does not provide for a market risk premium associated with asset retirement obligations because a reliable estimate cannot be determined. The Company has no assets that are legally restricted for purposes of settling asset retirement obligations.

The following table summarizes the Company's asset retirement obligation activity for the periods presented:

	Nine Months Ended September 30,
	2010	2009

Asset retirement obligations, beginning of period	$69,388	$77,951
Liabilities incurred from new wells	-	-
Accretion expense	4,372	2,270
Adjustment due to revision of estimated useful life	(8,553)	-
Asset retirement obligations, end of period	$65,207	$80,221

Note D.    Stockholders' equity

Founders Stock.   On April 13, 2010, ASEC issued 925,000 shares of its common stock to non-management.  ASEC valued these shares at $3.00 per share and recorded non-cash stock compensation expense at $2,775,000 related to these shares.

Additionally, on April 13, 2010, ASEC issued 1,075,000 shares of its common stock to management.  These shares are restricted and vest over four years.  ASEC valued these shares at $3.00 per share and recorded non-cash stock compensation expense of $370,000 related to the amortization of the fair value of these shares through September 30, 2010.  None of these shares have vested as of September 30, 2010.

American Standard Energy Corp.
Notes to Combined and Consolidated Financial Statements (Unaudited)

Deferred Compensation Program. The 2010 Deferred Compensation Program was approved by the Company’s Board of Directors on April 15, 2010. Under this plan, the President and CEO were entitled to receive a one-time retainer fee consisting of common stock options in lieu of salary through December 31, 2010. The total number of options granted under the plan was 800,000. The exercise price of the options is $3.00 and the options vest over 26.5 months.  These options have a ten year life and had a grant date fair value of $2.18 per share.  None of these options were exercisable as of September 30, 2010.  ASEC recorded non-cash stock compensation expense at $362,000 related to the amortization of the fair value of these shares through September 30, 2010.

Equity Incentive Plan. The 2010 Equity Incentive Plan was approved by the Company’s Board of Directors on April 15, 2010 which authorized the issuance of up to 3,000,000 common stock options. As part of managements’ employment agreements 925,000 options were issued on April 15, 2010. The exercise price of the options is $3.00 and the options vest over 52 months.  These options have a ten year life and had a grant date fair value of $2.06 per share.  None of these options were exercisable as of December 31, 2010.  ASEC recorded non-cash stock compensation expense at $201,000 related to the amortization of the fair value of these shares through September 30, 2010.  As part of managements’ employment agreements, management will receive at least 1,300,000 stock options annually over the four year employment term.

The following table presents the future non-cash stock compensation expense for the Company’s outstanding restricted stock grants and stock options which it expects to recognize during the indicated vesting periods:

2010	$508,671
2011	2,034,681
2012	1,639,813
2013	1,244,945
2014	509,341

Total	$5,937,451

The fair value of each option award is estimated on the date of grant.  The fair values of stock options were determined using the Black-Scholes option valuation method and the assumptions noted in the following table.  Expected volatilities are based on implied volatilities from the historical volatility of companies similar to ASEC.  The expected term of the options granted used in the Black-Scholes model represent the period of time that options granted are expected to be outstanding.  The Company utilizes the simplified method for calculating the expected life of its options as the Company does not have sufficient historical data to provide a basis upon which to estimate term.

2010
Expected volatility	74.39%
Expected dividends	0
Expected term	6.2 - 7.3 years
Risk free rate	3.86%

The fair value of option grants during the nine months ending September 30, 2010 was $3,645,000.

Private Placement Memorandum. On April 20, 2010, the Company offered to accredited investors the right to purchase up to 666,667 (1,000,000 in the event any oversubscriptions were approved and accepted by ASEC) in newly issued common shares of American Standard Energy Corp. 780,003 shares were issued in exchange for $2,340,008 received as investment from accredited investors. The Company met its escrow obligations in August 2010, and began utilizing those funds raised for general corporate and operational purposes.

Acquisition.   On October 1, 2010, the Company and Uncle Al’s Famous Hot Dog & Grille, Inc. (the “FDOG”) , a publicly held company listed on the OTC Bulletin Board, entered into a Purchase and Sale/Merger Agreement, see Note I for further discussion.

American Standard Energy Corp.
Notes to Combined and Consolidated Financial Statements (Unaudited)

Note E.   Disclosures about fair value of financial instruments

Assets and Liabilities Measured at Fair Value on a Nonrecurring Basis

Certain assets and liabilities are reported at fair value on a nonrecurring basis in the Company's combined and consolidated balance sheets. The following methods and assumptions were used to estimate the fair values:

Impairments of long-lived assets — The Company reviews its long-lived assets to be held and used, including proved oil and natural gas properties, whenever events or circumstances indicate that the carrying value of those assets may not be recoverable. An impairment loss is indicated if the sum of the expected undiscounted future net cash flows is less than the carrying amount of the assets. In this circumstance, the Company recognizes an impairment loss for the amount by which the carrying amount of the asset exceeds the estimated fair value of the asset. The Company reviews its oil and natural gas properties by amortization base or by individual well for those wells not constituting part of an amortization base. For each property determined to be impaired, an impairment loss equal to the difference between the carrying value of the properties and the estimated fair value (discounted future cash flows) of the properties would be recognized at that time. Estimating future cash flows involves the use of judgments, including estimation of the proved and unproved oil and natural gas reserve quantities, timing of development and production, expected future commodity prices, capital expenditures and production costs.

The Company periodically reviews its proved oil and natural gas properties that are sensitive to oil and natural gas prices for impairment. No impairments have been recorded for the assets owned by ASEC during the periods presented prior to the assignment to ASEC from the XOG Group or during the time presented herein in under the ownership of ASEC.

Asset Retirement Obligations (“ARO”) — The initial recognition of AROs is based on fair value.  The Company estimates the fair value of AROs based on discounted cash flow projections using numerous estimates, assumptions and judgments regarding such factors as the existence of a legal obligation for an ARO; amounts and timing of settlements; the credit-adjusted risk-free rate to be used; and inflation rates. See Note C for a summary of changes in AROs for the nine month periods ended September 30, 2010 and 2009.

Note F.   Income Taxes

Prior to the contribution of the Business by the XOG Group on May 1, 2010, the Business was part of pass-through entities for taxation.  As a result, the historical financial statements of the Business do not present any tax expenses, liabilities or assets until May 1, 2010.  Tax provisions from May 1, 2010 through September 30, 2010 are fully incorporated and presented in the combined and consolidated financial statements.  At May 1, 2010, a conversion event occurred from a non-taxable to a taxable entity and accordingly a cumulative adjustment for the difference in tax and GAAP tax reporting was recorded in the amount of an $845,000 deferred tax liability.

Pro forma income taxes in the statements of operations for all periods presented reflect income tax expense or benefit resulting from income or losses before taxes, as if the Business had been included in a C corporation prior to May 1, 2010.  Pro forma income tax (expense) benefit, as if the Company had been a taxable entity on the beginning of each respective period, was $22,000 and $88,000 for the three months ended September 30, 2010 and 2009, respectively, and  $0 and $92,000 for the nine months ended September 30, 2010 and 2009, respectively.

American Standard Energy Corp.
Notes to Combined and Consolidated Financial Statements (Unaudited)

The provision for income taxes for the nine months ended September 30, 2010 included the following components:

Deferred Federal	$-
Deferred State	-

Provision for income taxes	$-

The following reconciles the provision for income taxes included in the combined and consolidated statements of operations with the provision which would result from application of the statutory federal tax rate to pre-tax financial loss:

Loss before tax	$(4,465,940)
Statutory rate	34.00%

Expected benefit at federal statutory rate	$(1,518,420)
Increase (decrease) resulting from:
State income taxes, net of federal income tax effect	(29,029)
Pass-through income prior to May 1, 2010 not subject to federal tax	74,012
Non-deductible stock compensation	402,022
One time charge for conversion to taxable entity	845,248
Change in valuation allowance	226,167

Provision for income taxes	$-
Effective rate	0%

The components of the Company’s net deferred tax liability as of September 30, 2010 were as follows:

Deferred tax assets:
Equity compensation	$866,768
Asset retirement obligations	22,594
Net operating loss carry forward	955,859
Valuation allowance	(226,167)
1,619,054

Deferred tax liability:

Differences between book and tax basis of property	$(1,619,054)

Net deferred tax liability	$-

The Company’s net operating loss carry forward (“NOL”) at September 30, 2010 was $2,885,000 and will expire in 2030.   The Company continually assesses both positive and negative evidence to determine whether it is more likely than not that deferred tax assets can be realized prior to their expiration. Management monitors Company-specific, oil and natural gas industry and worldwide economic factors and assesses the likelihood that the Company's NOLs and other deferred tax attributes in the United States, state, and local tax jurisdictions will be utilized prior to their expiration. At September 30, 2010, the Company had a valuation allowance of $226,167 related to its deferred tax assets.

American Standard Energy Corp.
Notes to Combined and Consolidated Financial Statements (Unaudited)

As of September 30, 2010, the Company has no unrecognized tax benefits. 2010 is the only taxable year that is open to examination by the major taxing jurisdictions to which the Company is subject.

Note G.   Major Customers

The Company's producing leaseholds are solely in the West Texas Permian Basin.  Historically, the oil production for these wells was sold primarily to one oil purchaser.  Similarly, all natural gas was sold to a separate gas purchaser.  However, this market is served by multiple oil and natural gas purchasers.  As a result, the Company is of the opinion that the loss of any one purchaser would not have a material adverse effect on the ability of the Company to sell its oil and natural gas production.

Note H.   Related Party Transactions

XOG Operating, LLC.   The Company is affiliated with and has a working relationship with XOG, a seasoned exploration and production operator based in Midland, Texas.  As an operator, XOG has been operating, developing and exploiting the Permian Basin, as well as operating in 14 other states, for 30 years. XOG has been in the Bakken area for the past three years procuring mineral leasehold rights and participating in wells.

XOG is currently contracted to operate the existing wells currently held by the Company in the Permian Basin region.  XOG historically performed this service for Geronimo and CLW.  XOG, Geronimo and CLW hold a combined majority stock position in ASEC and these companies are considered related parties to ASEC.  As a result, all historical production accounts receivable and accounts payable related to accrued revenues, lease operating expenses and accrued capex presented are presented as payables due to a related party.

Overriding Royalty and Royalty Interests.   In some instances, XOG, Geronimo, or CLW may hold overriding royalty and royalty interests (“ORRI”) in wells acquired by the Company. All revenues and expenses presented herein are net of any effects of ORRI.

Note I.   Subsequent Events

On October 1, 2010, the Company and Uncle Al’s Famous Hot Dog & Grille, Inc. (the “FDOG”) , a publicly held company listed on the OTC Bulletin Board, entered into the Purchase and Sale/Merger Agreement.  Under that Agreement, 100% of the Company’s common stock was exchanged for approximately 86% of FDOG’s common stock, resulting in a reverse merger transaction whereby the Company’s shareholders acquired control of FDOG.  In connection with the Agreement, FDOG’s management and board of directors submitted their resignation and were replaced by the Company’s management and board of directors. As a result of the reverse merger transaction, the Company’s historic financial statements will become the historical financial statements of FDOG.
On October 20, 2010, the Company announced the addition of Randall Capps to our Board of Directors.  Randall Capps, the largest single shareholder has been in the E&P oil and gas space for over 30 years, first with Texaco then as the owner of several E&P companies.  Currently, Mr. Capps owns XOG Operating LLC, an exploration and operation company based in Midland, Texas, which develops and operates oil and gas properties in 14 states; Geronimo Holdings Corporation, which holds mineral rights and several supporting oil and gas companies.

American Standard Energy Corp.
Notes to Combined and Consolidated Financial Statements (Unaudited)

On October 20, 2010, the Company closed on a private placement offering ("Placement"), by raising proceeds of $1,200,000, through the sale of 452,830 shares of the Company's common stock at a price of $2.65 per share (the "Stock Price") and a number of four-month warrants (the "Warrants") exercisable into a number of shares of common stock equal to 150% of the number of common shares underlying the Placement at an exercise price of $2.75 per share to two accredited investors (the "Investors"). The number of common shares to be received upon the exercise or conversion of the Warrants are subject to adjustment upon the occurrence of certain events, such as stock splits, stock dividends, our recapitalization or the issuance of shares at a lower price per share than the Exercise Price. The foregoing description of the transaction agreements contemplated in the Offering is qualified in its entirety by reference to the complete text of the exhibits attached hereto.
In connection with the Closing, we issued to the Investors 452,830 common shares and Warrants to purchase an aggregate of 679,245 common shares, at an exercise price of $2.75 per share. Such securities were not registered under the Securities Act. The issuance of these securities was exempt from registration under the safe harbor provided by Section 4(2) of the Securities Act. We made this determination based on the representations of Investors, which included, in pertinent part, that such shareholders were either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act.

On November, 2, 2010, the Company completed a purchase of partial interests in six wells currently being drilled in the Williston Basin of North Dakota known as the Bakken.  The wells are located in Williams, McKenzie and Dunn Counties of North Dakota.  This purchase is consistent with the Company’s overall growth plan for acquiring minority interests in numerous wells in the Bakken.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion is intended to assist in understanding our business and results of operations together with our present financial condition. This section should be read in conjunction with our historical combined and consolidated financial statements and notes, as well as the selected historical combined and consolidated financial data and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Form 8-K filed October 4, 2010.Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in the Form 8-K filed October 4, 2010. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Business and basis of presentation

American Standard Energy Corp. (“American Standard” or “the Company”) is a Nevada corporation whose principal business is the acquisition, exploration, development, and production of oil, gas and natural gas liquids.  American Standard sells its oil and gas products to domestic purchasers of crude oil and natural gas.

Formation of American Standard

American Standard was incorporated in Nevada on April 2, 2010 for the purposes of acquiring certain interests in oil and gas properties (the "Business") from Geronimo Holding Corporation (“Geronimo”), XOG Operating, LLC (“XOG”) and CLW South Texas 2008, LP (“CLW”) (collectively, the "XOG Group").  On May 1, 2010, the XOG Group separated certain oil and gas properties from their operations by contributing the Business to American Standard in return for 80% of the common stock of American Standard.  The acquisition of the Business from the XOG Group was a transaction under common control and accordingly, the Company recognized the assets and liabilities acquired from the XOG Group at their historical carrying values and no goodwill or other intangible assets were recognized.

Basis of presentation

The accompanying combined and consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The Company began operations on May 1, 2010 following the acquisition of the Business from the XOG Group.  For the periods prior to May 1, 2010, the financial statements have been prepared on a “carve-out” basis from the XOG Group’s combined financial statements using historical results of operations, assets and liabilities attributable to the Business including allocations of expenses from the XOG Group.  The carve-out presentation basis reflects the fact that the Business represents a portion of the XOG Group and does not constitute a separate legal entity.  The combined financial statements  including the carve out Business may not be indicative of the Company’s future performance and may not reflect what its results of operations, financial position and cash flows would have been had the Company operated as an independent company during all of the periods presented. To the extent that an asset, liability, revenue or expense is directly associated with the Business or the Company, it is reflected in the accompanying combined and consolidated financial statements.

Prior to the May 1, 2010 contribution from the XOG Group, the XOG Group provided certain corporate functions to the Business and costs associated with these functions were allocated to the Business. These functions included executive management, oil and gas property management, information technology, tax, insurance, accounting, legal and treasury services. The costs of such services were allocated to the Business based on the most relevant allocation method to the service provided, primarily based on relative net book value of assets. Management believes such allocations are reasonable; however, they may not be indicative of the actual expense that would have been incurred had the Business been operating as an independent company for all of the periods presented. The charges for these functions are included in general and administrative expenses.

Prior to the May 1, 2010 contribution from the XOG Group, the Company’s net XOG Group investment represented the XOG Group’s interest in the recorded net assets of the Business. The net XOG Group investment balance represented the cumulative net investment by the XOG Group in the Business through April 30, 2010.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion is intended to assist you in understanding our business and results of operations together with our present financial condition. This section should be read in conjunction with our historical combined and consolidated financial statements and notes, as well as the selected historical combined and consolidated financial data included elsewhere in this report.

Statements in our discussion may be forward-looking statements. These forward-looking statements involve risks and uncertainties. We caution that a number of factors could cause future production, revenues and expenses to differ materially from our expectations. Please see “Cautionary Statement Regarding Forward-Looking Statements.”

Overview

We are an independent non-operator oil and natural gas company engaged in the acquisition, development and exploration of producing oil and natural gas properties. Our producing properties have been primarily focused in the Permian Basin of West Texas. We also hold significant acreage positions in and are actively participating in drilling in emerging plays located in the Eagle Ford Shale Formation of South Texas and the Bakken Shale Formation in North Dakota, where our operating partners are applying horizontal drilling, advanced fracture stimulation and enhanced recovery technologies.

Crude oil comprised 64.5% of our 804 thousand barrel equivalents of oil (MBoe) of estimated net proved reserves at December 31, 2009, and 54.8% of our 14.4 MBoe of production for 2009. We do not seek to operate the wells in which we own an interest; instead, we exclusively look to partner with experienced operators that are familiar with the respective geological formations in which we own mineral interests. By partnering with established operators, we are able to more effectively manage the cost of operations and maintain a lean cost model.

Commodity Prices

Our results of operations are heavily influenced by commodity prices. Factors that may impact future commodity prices, including the price of oil and natural gas, include:

•	developments generally impacting the Middle East, including Iraq and Iran;

•	the extent to which members of the Organization of Petroleum Exporting Countries and other oil exporting nations are able to continue to manage oil supply through export quotas;

•	the overall global demand for oil; and

•	overall North American natural gas supply and demand fundamentals,

•	the impact of the decline of the United States economy,

•	weather conditions, and

•	liquefied natural gas deliveries to the United States.

Although we cannot predict the occurrence of events that may affect future commodity prices or the degree to which these prices will be affected, the prices for any commodity that we produce will generally approximate current market prices in the geographic region of the production. From time to time, we will evaluate the benefits of hedging a portion of our commodity price risk to mitigate the impact of price volatility on our business.  American Standard Energy Corp. has not engaged in active hedging of our historical production, but reserves the right to implement a derivatives-based hedging program for commodity risk management in the future.

Oil and natural gas prices have been subject to significant fluctuations during the past several years. In general, average oil and natural gas prices were substantially lower during the comparable periods of 2009 measured against 2008.

The following table sets forth the average NYMEX oil and natural gas prices for the three and nine months ended September 30, 2010 and 2009, as well as the high and low NYMEX price for the same periods:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Average NYMEX prices:
Oil (Bbl)	$76.21	$68.24	$77.69	$57.32
Natural gas (MMBtu)	$4.24	$3.44	$4.52	$3.90
High / Low NYMEX prices:
Oil (Bbl):
High	$82.55	$74.37	$86.84	$74.37
Low	$71.63	$59.52	$68.01	$33.98
Natural gas (MMBtu):
High	$4.92	$4.88	$6.01	$6.07
Low	$3.65	$2.51	$3.65	$2.51

Derivative Financial Instruments

At the time of this filing, the Company had not entered into any derivative investment vehicles for risk management purposes. During the periods reported in this filing, derivative instruments were not in use by either the Company or the predecessor asset owner.  However, management expects to periodically review the potential financial benefits of a comprehensive risk management policy involving the use of commodity hedging instruments, including the use of derivative financials instruments.

Results of Operations

The following table presents selected financial and operating information for all periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Production and operating data:
Net production volumes:
Oil (Bbl)	1,754	1,964	4,177	6,343
Natural gas (Mcf)	6,778	7,738	27,557	30,235
Total (Boe)	2,883	3,254	8,770	11,382
Average daily net production volumes:
Oil (Bbl)	19.1	21.4	15.3	23.2
Natural gas (Mcf)	73.7	84.1	100.9	110.8
Total (Boe)	31.3	35.4	32.1	41.7
Average prices:
Oil (Bbl)	$73.19	$64.37	$75.26	$50.69
Natural gas (Mcf)	$5.23	$5.33	$6.06	$4.98
Operating costs and expenses per Boe:
Oil and natural gas production	$43.34	$26.60	$36.98	$20.82
General and administrative	$149.66	$9.80	$59.35	$7.85
Exploration	$-	$70.66	$28.22	$20.20
Depreciation, depletion and amortization	$16.36	$24.39	$16.31	$16.22

Three Months Ended September 30, 2010 Compared to Three Months Ended September 30, 2009

Oil and natural gas revenues.  Revenue from oil and natural gas operations was $163,800 for the three months ended September 30, 2010, a decrease of $3,900  (2%) from $167,700  for the three months ended September 30, 2009. This decrease was due to a decreased production levels in our 7 Permian Basin operating wells partially offset by increased oil prices.

Production expenses.  Lease operating expenses from oil and natural gas operations increased $38,300 (44.3%) to $124,900, compared to $86,600 for the three months ended September 30, 2009. The increase in lease operating expenses is due to primarily well repair costs incurred during the three months ended September 30, 2010.

General and administrative expenses.  General and administrative expenses were $431,500  for the three months ended September 30, 2010, an increase of $399,600  (1,253%) from $31,900  for the three months ended September 30, 2009. The primary factor for the increase in expenses was accounting, legal, and consulting fees incurred related to the formation of American Standard and the reverse merger.

Exploration expenses.   Our exploratory expenses during the three months ended September 30, 2010 were $0, compared to $229,900 for the three months ended September 30, 2009.  This expense was primarily attributable to an unsuccessful exploratory well located in our Eagle Ford shale formation play drilled in 2007 and reworked as a shale formation well in 2009.  The well was intended to generate petroleum production from the shale formation, but due to a mechanical failure during the drilling process this was unable to be completed. All intangible and tangible well costs on this leasehold have been expensed in full as incurred.

Depreciation, depletion and amortization expense.  Depletion of proved oil and natural gas properties was $47,200 for the three months ended September 30, 2010, a decrease of $32,200  (40.5%) from $79,400 for the three months ended September 30, 2009. The decrease in depletion expense was primarily due to a decrease in production volumes.

On December 31, 2009, we adopted the new SEC rules related to the estimation and disclosure of oil and natural gas reserves. As a result of these new SEC rules we reported a 91 MBoe decrease in proved reserves. We utilized the additional proved reserves in our depletion computation in the fourth quarter of 2009.  In the future, making comparisons to prior periods as it relates to our depletion rate may be difficult as a result of these new SEC rules.

Non-cash stock compensation expenses.  Non-cash stock compensation expense increased to $508,600 for the first three months ending September 30, 2010, from $0 for the same period in 2009.  In April 2010, American Standard implemented stock option compensation plans and issued founder’s shares.   Share grants have been expensed in full other than shares granted to management which are amortized subject to a vesting schedule.

Income tax provision.  Prior to the contribution of the Business by the XOG Group on May 1, 2010, the Business was part of pass-through entities for taxation.  As a result, the historical financial statements of the Business do not present any tax expenses, liabilities or assets until May 1, 2010.  Tax provisions from May 1, 2010 through September 30, 2010 are fully incorporated and presented in the combined and consolidated financial statements.  At May 1, 2010, a conversion event occurred from a non-taxable to a taxable entity and accordingly a cumulative adjustment for the difference in tax and GAAP tax reporting was recorded in the amount of an $845,000 deferred tax liability. During the three months ended September 30, 2010, a $226,000 valuation allowance was recorded related to the deferred tax assets.  Accordingly, the income tax provision for the nine months ended September 30, 2010 was $0.

Pro forma income taxes in the statements of operations for all periods presented reflect income tax expense or benefit resulting from income or losses before taxes, as if the Business had been included in a C corporation prior to May 1, 2010.  Pro forma income tax benefit, as if the Company had been a taxable entity on the beginning of each respective period, was $22,000 and $88,000 for the three months ended September 30, 2010 and 2009, respectively.

Nine Months Ended September 30, 2010 Compared to Nine Months Ended September 30, 2009

Oil and natural gas revenues.  Revenue from oil and natural gas operations was $481,300 for the nine months ended September 30, 2010, an increase of $9,100 (2%) from $472,200 for the nine months ended September 30, 2009. This increase was due to an increase in the average price received for both oil and natural gas production sold during the first  nine months of 2010, compared to the same period in the prior year, partially offset by decreased production levels in our seven Permian Basin operating wells.

Production expenses.  Lease operating expenses from oil and natural gas operations increased $87,500 (36.9%) to $324,400, compared to $236,900 for the nine months ended September 30, 2009. The increase in lease operating expenses is due to primarily well repair costs incurred during the nine months ended September 30, 2010.

General and administrative expenses.  General and administrative expenses were $520,400 for the nine months ended September 30, 2010, an increase of $431,000 (482.2%) from $89,400 for the nine months ended September 30, 2009. The primary factor for the increase in expenses was accounting, legal, and consulting fees incurred related to the formation of American Standard and the reverse merger.

Exploration expenses.   Our exploratory expenses during the nine months ended September 30, 2010 in the amount of $247,500, compared to $229,900 for the nine months ended September 30, 2009.  This expense was primarily attributable to an unsuccessful exploratory well located in our Eagle Ford shale formation play drilled in 2007 and reworked as a shale formation well in 2009.  The well was intended to generate petroleum production from the shale formation, but due to a mechanical failure during the drilling process this was unable to be completed. All intangible and tangible well costs on this leasehold have been expensed in full as incurred.

Depreciation, depletion and amortization expense.  Depletion of proved oil and natural gas properties was $143,100 for the nine months ended September 30, 2010, a decrease of $41,500 (22.5%) from $184,600 for the nine months ended September 30, 2009. The decrease in depletion expense was primarily due to a decrease in production volumes.

On December 31, 2009, we adopted the new SEC rules related to the estimation and disclosure of oil and natural gas reserves. As a result of these new SEC rules we reported a 91 MBoe decrease in proved reserves. We utilized the additional proved reserves in our depletion computation in the fourth quarter of 2009.  In the future, making comparisons to prior periods as it relates to our depletion rate may be difficult as a result of these new SEC rules.

Non-cash stock compensation expenses.  Non-cash stock compensation expense increased to $3,707.6 thousand for the first nine months ending September 30, 2010, from $0 for the same period in 2009.  In April 2010, the Company implemented stock option compensation plans and issued founder’s shares.  The Company recorded $2,775,000 of expenses related to non-executive founders of ASEC that received stock in the privately held company at inception.  Share grants have been expensed in full other than shares granted to management which are amortized subject to a vesting schedule.

Impairment of long-lived assets.  We periodically review our long-lived assets to be held and used, including proved oil and natural gas properties accounted for under the successful efforts method of accounting.  The Company has not recorded any impairments of long-lived assets during the nine months ended September 30, 2010 and 2009.

Income tax provisions. Prior to the contribution of the Business by the XOG Group on May 1, 2010, the Business was part of pass-through entities for taxation.  As a result, the historical financial statements of the Business do not present any tax expenses, liabilities or assets until May 1, 2010.  Tax provisions from May 1, 2010 through September 30, 2010 are fully incorporated and presented in the combined and consolidated financial statements.  At May 1, 2010, a conversion event occurred from a non-taxable to a taxable entity and accordingly a cumulative adjustment for the difference in tax and GAAP tax reporting was recorded in the amount of an $845,000 deferred tax liability. During the three months ended September 30, 2010, a $226,000 valuation allowance was recorded related to the deferred tax assets.  Accordingly, the income tax provision for the nine months ended September 30, 2010 was $0.

Pro forma income taxes in the statements of operations for all periods presented reflect income tax expense or benefit resulting from income or losses before taxes, as if the Business had been included in a C corporation prior to May 1, 2010.  Pro forma income tax (expense) benefit, as if the Company had been a taxable entity on the beginning of each respective period, was $0 and $92,000 for the nine months ended September 30, 2010 and 2009, respectively.

Capital Commitments, Capital Resources and Liquidity

Capital commitments.  Our primary needs for cash are (i) to fund our share of the drilling and development costs associated with well development within our leasehold properties, (ii) the  further acquisition of additional leasehold assets, and iii), the payment of contractual obligations and working capital obligations. Funding for these cash needs will be provided by a combination of internally-generated cash flows from operations, supplemented by a combination of financing under a potential future bank credit facility, proceeds from the disposition of assets or alternative financing sources, as discussed in “Capital resources” below.

Oil and natural gas properties.  Our costs incurred for oil and natural gas properties, excluding asset retirement obligations, during the nine months ended September 30, 2010 and 2009 totaled $5,947,000 and $621,000, respectively. The 2009 costs related primarily to purchases of Bakken undeveloped leases, the drilling of two wholly-owned Permian wells, and the drilling of two South Texas wells.  The 2008 costs relate to undeveloped lease purchases. These expenditures were funded by cash flow from operations and by the financial resources of the XOG Group.

In May 2010, we determined our 2010 capital budget of approximately $10 million. We expect to be able to fund our 2010 capital budget partially with our operating cash flows, in conjunction with the private placement capital raise, additional stock offerings, and potential bank credit facilities. However, our capital budget is largely discretionary, and if we experience sustained oil and natural gas prices significantly below the current levels or substantial increases in our drilling and completion costs, we may reduce our capital spending program to remain substantially within our operating cash flows.

Other than the development of existing leasehold acreage and other miscellaneous property interests, our 2010 capital budget is exclusive of acquisitions as the timing and size of acquisitions are difficult to forecast. However, we will actively seek to acquire oil and natural gas properties that provide opportunities for the addition of new reserves and production in both our core areas of operation and in emerging plays throughout the United States.

While we believe that our available cash and cash flows will partially fund our 2010 capital expenditures, as adjusted from time to time, we cannot provide any assurances that we will be successful in securing a credit facility or other alternative financing sources to fund such expenditures. The actual amount and timing of our expenditures may differ materially from our estimates as a result of, among other things, actual drilling results, the timing of expenditures by third parties on projects that we do not operate, the availability of drilling rigs and other services and equipment, regulatory, technological and competitive developments and market conditions. In addition, under certain circumstances we would consider increasing, decreasing, or reallocating our 2010 capital budget.

Contractual obligations.  Our contractual obligations include employment agreements with executive officers.

	2010	2011	2012	2013	2014
Scott Feldhacker	$-	$150,000	$150,000	$150,000	$50,000
Richard Macqueen	-	150,000	150,000	150,000	50,000
Scott Mahoney	36,000	150,000	150,000	150,000	50,000
Andrew Wall	21,000	90,000	90,000	90,000	30,000
Total Contractual Obligations Related to Employment Contracts	$80,000	$540,000	$540,000	$540,000	$180,000

 Capital resources.  Our primary sources of liquidity have been cash flows generated from operating activities. We believe that funds from our cash flows and any financing under a credit facility or proceeds from a stock offering should be sufficient to meet both our short-term working capital requirements and our 2010 capital expenditure plans.

Cash flow from operating activities.  Our net cash provided by operating activities was $661,100 and $128,700 for the nine months ended September 30, 2010 and September 30, 2009, respectively. The increase in operating cash flow for the nine months ended September 30, 2010 was due primarily to the increase in accounts payable and accrued liabilities due to related parties.

Cash flow used in investing activities.  During the nine months ending September 30, 2010 and September 30, 2009, we invested $5,946,700 and $621,300, respectively, for additions to, and acquisitions of, oil and natural gas properties, inclusive of dry hole costs. Cash flows used in investing activities were substantially higher in 2010 due to the acquisition of approximately 4,700 net acres of leasehold assets in the Bakken Shale Formation, as well as investments in the Eagle Ford and Permian drilling activities.

Cash flow from financing activities.  Net cash provided by financing activities was $5,444,800 and $492,600 for the nine months ending September 30, 2010 and September 30, 2009, respectively. Financing activity was comprised primarily of equity provided by the XOG Group to support lease leasehold acquisitions and new drilling activities and $2,300,000 of net proceeds from the sale of common stock during the nine months ended September 30, 2010

Beginning in April 2010 we sought to raise at least $2.0 million, with the rights to increase the offering to up to $3.0 in the event the offering was over-subscribed.  The offering was made to accredited investors to sell certain shares of our common stock in a private placement (the “Private Placement”). The Private Placement was closed on October 1, 2010 after raising $2,340,008.  The net proceeds of the Private Placement have been used for operating purposes and to fund drilling and development activities.  In conducting our business, we may also seek to utilize various financing sources, including the issuance of (i) fixed and floating rate debt, (ii) convertible securities, (iii) preferred stock, (iv) common stock and (v) other securities. We may also sell assets and issue securities in exchange for oil and natural gas related assets. On October 20, 2010, the Company closed on a private placement offering by raising proceeds of $1,200,000, through the sale of 452,830 shares of the Company's common stock at a price of $2.65 per share and a number of four-month warrants exercisable into a number of shares of common stock equal to 150% of the number of common shares underlying the placement at an exercise price of $2.75 per share to two accredited investors.

Liquidity.  Our principal sources of short-term liquidity are cash on hand and operational cash flow.  At September 30, 2010, the Company had $159,200  of cash on hand.

Current ratio.   Our ratio of current assets to current liabilities was 0.19 to 1.00 at September 30, 2010 as compared to 3.54 to 1.0 at December 31, 2009.  The decrease in the ratio for September 30, 2010 is due to the increase in the accrued drilling costs and accrued payables for lease operating expenses incurred during the five months of operations ended September 30, 2010 described above.

Inflation and changes in commodity prices.  Our revenues, the value of our assets, and our ability to obtain financing or additional capital on attractive terms will be affected by changes in commodity prices and the costs to produce our reserves. Commodity prices are subject to significant fluctuations that are beyond our ability to control or predict. During the nine months ended September 30, 2010, the NYMEX priced spot oil from a high of $86.84 to $68.01 (Bbl), while the NYMEX spot price for natural gas ranged from a high of $6.01 per mmBtu (million British thermal units) to $3.65.  We are not currently executing contracts to hedge oil or natural gas prices.

PART II – OTHER INFORMATION
Item 1. Legal Proceedings.
Although we may, from time to time, be involved in litigation and claims arising out of our operations in the normal course of business, we are not currently a party to any material legal proceedings. In addition, we are not aware of any legal or governmental proceedings against us, or contemplated to be brought against us, under the various environmental protection statutes to which we are subject.

Item 1A. Risk Factors.
In addition to the other information set forth in this report, you should carefully consider the factors discussed under, “Risk Factors” in our Form 8-K filed October 4, 2010, which could materially affect our business, financial condition or future results. The risks described are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.
None.

Item 3. Defaults Upon Senior Securities.
None.

Item 4. (Removed and Reserved).

Item 5. Other Information.
None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

American Standard Energy Corp.

By: Scott Feldhacker,
November 15, 2010 By:	/s/ Scott Feldhacker
Scott Feldhacker
Chief Executive Officer

By: Scott Mahoney,
November 15, 2010 By:	/s/ Scott Mahoney
Scott Mahoney, CFA
Chief Financial Officer